UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 5, 2004 (July 29, 2004)

Commission File Number: 000-21444

AFG Investment Trust C
(Exact name of registrant as specified in its charter)

                                                                                               Delaware                         04-3157232
                                                                                                      (State of jurisdiction                       (I.R.S. Employer
                                                                                                           of Incorporation)                       Identification No.)

1050 Waltham Street
Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 676-0009

Item 5.   Other Events and Regulation FD Disclosures

On June 3, 2004, the Trust filed a proxy statement soliciting the shareholders on several articles proposed by the Managing Trustee. On July 28, 2004, the shareholders voted in favor of each of the proposals as follows:

Proposal	For	Against	Abstain

To amend Section 7.3 of the Trust Agreement to allow for the sale of assets by the Trust to its affiliates.	3,953,405	101,261	21,430
To approve the sale of the Trust’s membership interest in MILPI Holdings, LLC, which is owned jointly with an affiliate of the Trust to PLM MILPI Holdings LLC, a Delaware limited liability company owned by James A. Coyne and Gary D. Engle.	3,961,605	89,661	24,830
To amend Section 8.1(b) of the Trust Agreement, which currently allows for distributions in-kind on a pro rata basis to all beneficiaries upon the liquidation and dissolution of the Trust, so that the Managing Trustee will have the discretion to make special distributions in-kind to affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries, and to concurrently amend Section 7.7 of the Trust Agreement to allow for such distributions in-kind permitted by Section 8.1(b).	3,955,759	99,557	20,780

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       AFG Investment Trust C

By: AFG ASIT Corporation,
                        its Managing Trustee

                        By: /s/ Richard K Brock
                        Name: Richard K Brock
                       Title: Chief Financial Officer

Date: August 5, 2004